                                   FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               February 9, 1998
                               ----------------



                        Reliance Acceptance Group, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)



Delaware                            0-23854                   16-3235321
----------------                 -------------            ------------------
(State or other                  (Commission              (IRS Employer
jurisdiction of                  File Number)             Identification No.)
incorporation)



        400 North Loop 1604 East, Suite 200, San Antonio, TX     78232
        --------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)



              Registrant's telephone number, including area code:
                                (210) 496-5910
                                --------------



                                      N/A
            ------------------------------------------------------
            (Former name or address, if changed since last report)

                            Total No. of Pages:  60

Item 3:   Bankruptcy or Receivership.
------    --------------------------

     On February 9, 1998, Reliance Acceptance Group, Inc. (the "Registrant"), Reliance Acceptance Corporation ("RAC"), a wholly owned subsidiary of Registrant (Registrant and RAC, together with their subsidiaries, are herein collectively referred to as "Reliance"), and certain of RAC's subsidiaries filed Chapter 11 petitions under the provisions of Title 11 United States Code, as amended, in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Case"). Such petitions are currently pending as jointly administered Case 98-288 (PJW).

     In connection with the filing of the Bankruptcy Case, Reliance announced on February 9, 1998, that it had entered into an agreement with Ugly Ducking Corporation ("UDC") pursuant to which UDC or an affiliate of UDC, subject to approval by the Bankruptcy Court and subject to receipt of higher and better offers, will service the bulk of Reliance's subprime auto receivables. The transaction would take place following confirmation of a Chapter 11 Plan of Reorganization for Reliance, the proposed terms of which, subject to the receipt of higher and better offers, have been agreed to by Reliance, its senior lenders and certain of Reliance's other major creditors. Reliance announced that a Plan of Reorganization would shortly be filed after Bankruptcy Court approval of a related disclosure statement.


Item 5:   Other Events.
------    ------------

          Reliance also announced that it had been advised by The NASDAQ Stock Market, Inc. in a letter dated January 27, 1998 that, based on its review, NASDAQ had determined that Reliance may not meet the requirements for continued listing and that it would evaluate Reliance's compliance. Under NASDAQ's quantitative maintenance requirements for continued listing, Reliance does not meet the conditions regarding market value of public float and minimum bid price. If delisted, quoted prices for Reliance's shares would no longer be available through the NASDAQ National Market System. Separately, Reliance announced that beginning February 1, 1998, Reliance ceased servicing its approximately $63 million securitized portfolio, and that a separate third party servicer began servicing that portfolio.


Item 7:   Financial Statements and Exhibits.
------    ---------------------------------

          (c)  Exhibits
               --------

               Item      Exhibit Index
               ----      -------------

               10.1 Agreement of Understanding made as of February 9, 1998, among Reliance Acceptance Group, Inc., Reliance Acceptance Corporation and Ugly Duckling Corporation.

               10.2 Transition Services Agreement made as of February 9, 1998, between Reliance Acceptance Group, Inc. and Ugly Duckling Corporation.

               10.3 Servicing Agreement made as of February 9, 1998, between Reliance Acceptance Corporation and Ugly Duckling Corporation.

               99.1      Press Release, dated February 9, 1998.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 19, 1998
                                   Reliance Acceptance Group, Inc.



                                   By:      /s/James Moran
                                       -----------------------------
                                       By:  James Moran
                                          Its: President

                                 EXHIBIT INDEX


Item           Exhibit Index
----           -------------

10.1 Agreement of Understanding made as of February 9, 1998, among Reliance Acceptance Group, Inc., Reliance Acceptance Corporation and Ugly Duckling Corporation.

10.2 Transition Services Agreement made as of February 9, 1998, between Reliance Acceptance Group, Inc. and Ugly Duckling Corporation.

10.3 Servicing Agreement made as of February 9, 1998, between Reliance Acceptance Corporation and Ugly Duckling Corporation.

99.1           Press Release, dated February 9, 1998.